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                                                                 Exhibit 23.7(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, except for Note 2, as to which the date is March 27, 2001, with respect to the consolidated statements of operations, redeemable convertible preferred stock and stockholder's equity (deficit), and cash flows of rStar Corporation (formerly known as ZapMe! Corporation) included in the registration statement (Post-Effective Amendment No. 1 to Form F-4) and related prospectus of Gilat Satellite Networks Ltd.



                                                           /s/ Ernst & Young LLP


Walnut Creek, California
June 19, 2002